================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 17, 2004




                     PANHANDLE EASTERN PIPE LINE COMPANY, LP
             (Exact name of registrant as specified in its charter)



          Delaware                         1-2921                 44-0382470
(State or other jurisdiction     (Commission File Number)     (I.R.S.Employer
     of incorporation)                                       identification No.)



         5444 Westheimer Road                                      77056-5306
            Houston, Texas                                         (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (713) 989-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)


   [ ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)


   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))


   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



================================================================================

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


     Southern Union Company ("Southern Union"), the parent of Panhandle Eastern Pipe Line Company, LP ("Panhandle"), funded a portion of its equity investment in CCE Holdings, LLC through bridge financing entered into on November 17, 2004 of $407,000,000 provided to Southern Union Panhandle, LLC ("SUP"), a subsidiary of Southern Union, by affiliates of JP Morgan and Merrill Lynch and by WestLB AG, New York Branch (the "Bridge Loan"). The Bridge Loan is subject to standard terms and conditions and becomes due and payable on May 17, 2005. SUP's obligations under the Bridge Loan are supported by Southern Union Company and Panhandle. In the event that SUP is unable to repay the Bridge Loan, Panhandle has provided a guarantee that is limited to the lesser of i) the maximum amount as will, after giving effect to such maximum amount and all other relevant contingent and fixed liabilities of Panhandle, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Southern Union, in respect of its obligations under the Bridge Loan, result in the obligations of Panhandle not constituting a fraudulent transfer or conveyance or ii) a principal amount equal to $294,450,000 (or such greater principal amount as may be guaranteed by Panhandle without contravention of any valid contractual restriction binding upon Panhandle at the date hereof), together in each case with accrued interest thereon and enforcement costs. As further support for the Bridge Loan, Southern Union and SUP have pledged their equity interests in Panhandle, and SUP has pledged its indirect equity interest in CCE Holdings.

     This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Panhandle cautions that actual results and developments may differ materially from such projections or expectations.
     Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Panhandle's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Panhandle's gas distribution business; new legislation and government regulations and proceedings affecting or involving Panhandle; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Panhandle has acquired or may acquire may not be successfully integrated with the business of Panhandle; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Panhandle's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         PANHANDLE EASTERN PIPE LINE COMPANY, LP
                                         ---------------------------------------
                                                     (Registrant)



Date  November 22, 2004                      By  /s/ DAVID J. KVAPIL
      ------------------                         -------------------
                                                 David J. Kvapil
                                                 Executive Vice President
                                                 and Chief Financial Officer